                                                                   Exhibit 99(d)

                    INTERIM INVESTMENT SUB-ADVISORY CONTRACT

     AGREEMENT, made as of the 28th day of July, 2000, among Munder Capital Management (the "Advisor"), a Delaware partnership, Framlington Overseas Investment Management Limited (the "Sub-Advisor"), a subsidiary of Framlington Group Limited, a private limited company, incorporated in England and in Wales and registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and The Munder Framlington Funds Trust (the "Trust"), a Massachusetts business trust and a diversified open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act").

     WHEREAS, the Advisor, the Sub-Advisor and the Trust have entered into an Investment Sub-Advisory Agreement, dated July 2, 1998 pursuant to which the Sub-Advisor renders investment advisory services to the portfolios of the Trust listed on Appendix A attached hereto (the "Funds");

     WHEREAS, such Investment Sub-Advisory Agreement, by its terms, and in accordance with certain provisions of the Investment Company Act of 1940 (the "1940 Act") will terminate upon its assignment;

     WHEREAS, in connection with a proposed change in control (an "assignment" under the 1940 Act) of the Sub-Advisor resulting from a proposed acquisition transaction by HSBC Holdings plc of Credit Commercial de France S.A., a joint-owner of the Sub-Advisor an automatic termination of the Investment Sub-Advisory Agreement will occur;

     WHEREAS, Rule 15a-4 of the 1940 Act provides for a temporary exemption from automatic termination of an advisory contract if a fund's board approves an interim contract;

     WHEREAS, the Board of Trustees of the Trust, including a majority of the Independent Trustees, has voted in person at its July 10, 2000 meeting to approve an interim investment sub-advisory contract (the "Interim Contract") so that the Sub-Advisor may continue to provide advisory services to the Trust until such time as the shareholders of the Trust will have voted on the approval or disapproval of a new Investment Sub-Advisory Agreement;

     WHEREAS, the Adviser wishes to retain the Sub-Advisor to render investment advisory services to the portfolios of the Trust listed in Appendix A under an Interim Contract; and

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed among the Trust, the Advisor and the Sub-Advisor as follows:

1.   Appointment

     The Advisor hereby appoints the Sub-Advisor to act as sub-investment advisor to the Funds for the periods and on the terms set forth herein. The Sub-Advisor accepts the appointment and agrees to furnish the services set forth herein for the compensation provided herein.

2.   Services as Sub-Investment Advisor

     Subject to the general supervision and direction of the Board of Trustees of the Trust and the Advisor, the Sub-Advisor will (a) manage the investments of each Fund in accordance with the Fund's investment objective and policies as stated in the Fund's Prospectuses and the Statement of Additional Information filed with the Securities and Exchange Commission, as they may be amended from time to time; (b) make investment decisions for each Fund; (c) place purchase and sale orders on behalf of each Fund; and (d) select brokers-dealers to execute trades on behalf of the Funds.

     The Sub-Advisor further agrees that, in performing its duties hereunder, it will:

     (a) comply with the 1940 Act and all rules and regulations thereunder, the Advisers Act, the Internal Revenue Code, of 1986, as amended (the "Code"), and all other applicable federal and state laws and regulations, and with any applicable procedures adopted by the Trust's Trustees as advised to the Sub-Advisor from time to time;

     (b) use reasonable efforts to manage each Fund so that it will qualify, and continue to qualify, as a regulated investment company under Subchapter M of the Code and regulations issued thereunder;

     (c) maintain books and records with respect to the Funds' securities transactions, render to the Advisor or Board such periodic and special reports as the Board of Trustees of the Trust may reasonably request, and keep the Advisor and the Trustees informed of developments materially affecting the Funds' portfolios;

     (d) make available to the Funds' administrator and the Trust, promptly upon their request, such copies of the investment records and ledgers with respect to the Funds as may be required to assist the administrator and the Trust in their compliance with applicable laws and regulations; and

     (e) immediately notify the Trust in the event that the Sub-Advisor or any of its affiliates: (1) becomes aware that it is subject to a statutory disqualification that prevents the Sub-Advisor from serving as investment advisor pursuant to this Interim Contract; or (2) becomes aware that it is the subject of an administrative proceeding or enforcement action by the Securities and Exchange Commission or other regulatory authority. The Sub-Advisor further agrees to notify the Trust immediately of any material fact known to the Sub-Advisor respecting or relating to the Sub-Advisor that is not contained in the Trust's Registration Statement regarding the Funds, or any amendment or supplement thereto, but that is required to be disclosed therein, and of any statement contained therein that becomes untrue in any material respect.

3.   Documents

     The Advisor has delivered properly certified or authenticated copies of each of the following documents to the Sub-Advisor and will deliver to it all future amendments and supplements thereto, if any:

     (a) certified resolution of the Board of Trustees of the Trust authorizing the approval of the form of this Interim Contract;

     (b) the Registration Statement describing the Funds as filed with the Securities and Exchange Commission and any amendments thereto; and

     (c) exhibits, powers of attorneys, certificates and any and all other documents relating to or filed in connection with the Registration Statement described above.

4.   Brokerage

     In selecting brokers-dealers to execute transactions on behalf of the Funds, the Sub-Advisor will use its best efforts to seek the best overall terms available. In assessing the best overall terms available for any Fund transaction, the Sub-Advisor will consider all factors it deems relevant, including, but not limited to, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker-dealer and the reasonableness of the commission, if any, for the specific transaction and on a continuing basis. In selecting brokers-dealers to execute a particular transaction, and in evaluating the best overall terms available, the Sub-Advisor is authorized to consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) provided to the Funds and/or other accounts over which the Sub-Advisor or its affiliates exercise investment discretion.
The parties hereto acknowledge that it is desirable for the Trust that the Sub-Advisor have access to supplemental investment and market research and security and economic analysis provided by brokers-dealers who may execute brokerage transactions at a higher cost to the Trust than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the Sub-Advisor may cause a Fund to pay a broker-dealer which furnishes brokerage and research services a higher commission than that which might be charged by another broker-dealer for effecting the same transaction, provided that the Sub-Advisor determines in good faith that such commission is reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either the particular transaction or the overall responsibilities of the Sub-Advisor to the Fund. It is understood that the services provided by such brokers may be useful to the Sub-Advisor in connection with the Sub-Advisor's services to other clients. In accordance with Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder and subject to any other applicable laws and regulations, the Sub-Advisor and its affiliates are authorized to effect portfolio transactions for the Funds and to retain brokerage commissions on such transactions.

5.   Records

     The Sub-Advisor agrees to maintain and to preserve for the periods prescribed under the 1940 Act any such records as are required to be maintained by the Sub-Advisor with respect to the Funds by the 1940 Act. The Sub-Advisor further agrees that all records which it maintains for the Funds are the property of the Funds and it will promptly surrender any of such records upon request.

6.   Standard of Care

     The Sub-Advisor shall exercise its best judgment in rendering the services under this Interim Contract. The Sub-Advisor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Advisor, the Funds or the Funds' shareholders in connection with the matters to which this Interim Contract relates, provided that nothing herein shall be deemed to protect or purport to protect the Sub-Advisor against any liability to the Advisor, the Funds or to the Funds' shareholders to which the Sub-Advisor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Sub-Advisor's reckless disregard of its obligations and duties under this Interim Contract. As used in this Section 6, the term "Sub-Advisor" shall include any officers, directors, employees, or other affiliates of the Sub-Advisor performing services with respect to the Funds.

7.   Compensation

     In consideration of the services rendered pursuant to this Interim Contract, the Advisor will pay the Sub-Advisor a fee at an annual rate based on the Funds' average daily net assets as set forth on Appendix A. This fee shall be computed and accrued daily. Such fees earned shall be maintained in an interest-bearing escrow account with the Trust's custodian or a bank until such time as the Trust's outstanding voting securities approve a new Investment Sub-Advisory Agreement. At such time, the escrowed amount will be paid to the Sub-Advisor. However, should the new Investment Sub-Advisory

Agreement with the Sub-Advisor not be approved by the Trust's outstanding voting securities, the Sub-Advisor will be paid from the escrow account the lesser of
(i) any costs incurred in performing its duties under the Interim Contract (plus interest earned on that amount while in escrow); or (ii) the total amount in the escrow account (plus interest earned). For the purpose of determining fees payable to the Sub-Advisor, the value of the Funds' average daily net assets shall be computed at the times and in the manner specified in the Funds' Prospectuses or Statement of Additional Information. As to each Fund, if, in any fiscal year, the Advisor determines to waive fees payable to it by the Fund or reimburse expenses to the Fund, the Sub-Advisor will bear that portion of the fee waiver or expense reimbursement which bears the same relation to such fee waiver or expense reimbursement as the fee payable by the Fund to the Sub-Advisor during such year bears to the total of (i) the annual fee payable by the Fund to the Sub-Advisor plus (ii) the annual fee payable by the Fund to the Advisor, in each case without giving effect to the fee waiver or expense reimbursement.

8.   Expenses

     The Sub-Advisor will bear all expenses in connection with the performance of its services under this Interim Contract. Each Fund will bear certain other expenses to be incurred in its operation, including: taxes, interest, brokerage fees and commissions, if any, fees of Trustees of the Trust who are not officers, directors, or employees of the Advisor or any Sub-Advisor; Securities and Exchange Commission fees and state blue sky qualification fees; charges of custodians and transfer and dividend disbursing agents; the Fund's proportionate share of insurance premiums; outside auditing and legal expenses; costs of maintenance of the Fund's existence; costs attributable to investor services, including, without limitation, telephone and personal expenses; charges of an independent pricing service; costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders; costs of shareholders' reports and meetings of the shareholders of the Fund and of the officers or Board of Trustees of the Trust; and any extraordinary expenses.

9.   Services to Other Companies or Accounts

     The investment advisory services of the Sub-Advisor to the Funds under this Interim Contract are not to be deemed exclusive, and the Sub-Advisor, or any affiliate thereof, shall be free to render similar services to other investment companies and other clients (whether or not their investment objectives and policies are similar to those of the Funds) and to engage in the activities, so long as its services hereunder are not impaired thereby.

10.  Duration and Termination

     This Interim Contract shall become effective on the date first above written and shall continue in effect, unless sooner terminated as provided herein, for no greater than 150 days from such date or until the majority of the Trust's outstanding voting securities approve a new Investment Sub-Advisory Agreement with the Sub-Advisor. This Interim Contract is terminable, without payment of any penalty, on not more than ten (10) calendar days written notice to the Sub-Advisor by the Board of Trustees of the Trust or a "majority" (as defined in the 1940 Act) of the Trust's outstanding voting securities. This Interim Contract will be terminated automatically in the event of its "assignment" (as defined in the 1940 Act).

     All transactions already initiated hereunder at the time of termination shall be completed in accordance with the Sub-Advisor's usual practice.

     On termination, the Sub-Advisor shall be entitled to charge the Advisor no additional fee save for:

     (a) a proportion of the fee, corresponding to that part of the period by reference to which any periodic fees are payable, which has expired at the date of termination;

     (b) any additional expenses which the Sub-Advisor necessarily incurs in terminating this Interim Contract.

11.  Amendment

     No provision of this Interim Contract may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Interim Contract shall be effective with respect to a Fund until approved by an affirmative vote of (i) a majority of the outstanding voting securities of the Fund, and (ii) a majority of the Trustees of the Trust, including a majority of Trustees who are not interested persons of any party to this Interim Contract, cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

12.  Names

     It is understood that the name "Framlington Overseas Investment Management Limited" or any derivative thereof or logo associated with that name is the valuable property of the Sub-Advisor and its affiliates, and that each Fund has the right to use such name (or derivative thereof or associated logo) only so long as this Interim Contract shall continue with respect to that Fund. Upon termination of this Interim Contract, each Fund shall forthwith cease to use such name (or derivative thereof or associated logo) and the Trust shall promptly amend its Declaration of Trust to change its name and the name of each Fund to comply herewith.

     The words "The Munder Framlington Funds Trust" and "Trustees" or "Board of Trustees" used herein refer respectively to the Trust created and the Trustees, as trustees of the Trust but not individually or personally acting from time to time under a Declaration of Trust dated October 30, 1996 which is hereby referred to and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and at the principal office of the Trust. The obligations of "The Munder Framlington Funds Trust" entered into in the name or on behalf thereof by any of the Trustees, officers, representatives or agents of the Trust are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, officers, representatives or agents of the Trust personally, but bind only the Trust Property, and all persons dealing with any class of shares of the Trust must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Trust.

13.  Miscellaneous

     (a) This Interim Contract constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof.

     (b) Titles or captions of sections contained in this Interim Contract are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Interim Contract or the intent of any provisions thereof.

     (c) This Interim Contract may be executed in several counterparts, all of which together shall for all purposes constitute one Interim Contract, binding on all the parties.

     (d) This Interim Contract and the rights and obligations of the parties hereunder shall be governed by, and interpreted, construed and enforced in accordance with the laws of the State of Michigan.

     (e) If any provisions of this Interim Contract or the application thereof to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Interim Contract or the application of such provision to such person or circumstance, other than these as to which it is so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

     (f) Notices of any kind to be given to the Sub-Advisor by the Advisor shall be in writing and shall be duly given if mailed or delivered to the Sub-Advisor at 155 Bishopsgate, London EC2M 3XJ, England, or at such other address or to such individual as shall be specified by the Sub-Advisor to the Advisor. Notices of any kind to be given to the Advisor by the Sub-Advisor shall be in writing and shall be duly given if mailed or delivered to 480 Pierce Street, Birmingham, Michigan 48009, or at such the address or to such individual as shall be specified by the Trust to the Sub-Advisor.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                              THE MUNDER FRAMLINGTON FUNDS TRUST


                          By:  /s/ James C. Robinson
                               -----------------------------
                               James C. Robinson


                              MUNDER CAPITAL MANAGEMENT

                          By:  /s/ James C. Robinson
                               -----------------------------
                               James C. Robinson


                              FRAMLINGTON OVERSEAS INVESTMENT
                              MANAGEMENT LIMITED


                          By:  /s/ Warren J. Colman
                               -----------------------------

                                   APPENDIX A



                                                 Annual Fees (as a Percentage of
Funds                                                Average Daily Net Assets)
-----                                            -------------------------------
Munder Framlington Emerging Markets Fund         0.625%

Munder Framlington International Growth Fund     0.50% of net assets up to
                                                 $250 million; plus 0.375% of
                                                 net assets of $250 million or
                                                 more

Munder Framlington Healthcare Fund               0.50% of net assets up to $250
                                                 million; plus 0.375% of net
                                                 assets of $250 million or more

Munder Framlington Global Financial Services     0.375%
Fund

                                  APPENDIX B

Additional IMRO Provisions
--------------------------

1. Framlington Overseas Investment Management (the "Sub-Advisor") is regulated in the conduct of its investment business in the United Kingdom by IMRO, the Investment Management Regulatory Organization.

2.   Services

     The Sub-Advisor will provide discretionary investment management services for Munder Capital Management (the "Advisor"). Further details of the services to be provided are set out in the Interim Investment Sub-Advisory Contract (the "Interim Contract"). Such services are to be provided on the basis that the Advisor falls within the category of non-private investor.

3.   Fees

     Details of the Sub-Advisory fees are set out in Clause 7. Any remuneration received by the Sub-Advisor hereunder shall supplement any other remuneration receivable by the Sub-Advisor in connection with transactions effected by the Sub-Advisor with or for the Advisor under this or any other agreement with the Advisor.

4.   Termination

     The provisions in respect of termination of the Interim Contract are set out in Clause 10. Termination of the Interim Contract by either party shall be without prejudice to the completion of any transaction already initiated which shall be completed in accordance with market practice.

5.   The Portfolio

     The investment objectives and any restrictions on the types of investments and markets in which transactions may be affected are prescribed in applicable laws (see Clause 2 of the Interim Contract) and are set-out in each prospectus for Class Y, Class K, Class A, B, C shares (the "Prospectus") and the Statement of Additional Information or as notified to and accepted by the Sub-Advisor in accordance with the terms of the Interim Contract.

6. Subject to the Prospectus and Statement of Additional Information, the Sub-Advisor shall be entitled without prior reference to the Advisor to effect on behalf of the Advisor transactions:

     (a)  in investments the price of which may be being stabilized; and
     (b) in units in Collective Investment Schemes which are not Regulated Collective Investment Schemes and which are not regulated in accordance with the 1940 Act and other applicable laws.

7. The Sub-Advisor may commit the Advisor to supplement the Funds either by borrowing or by committing the Advisor to a contract the performance of which may require the Advisor to supplement the Funds but such borrowing may only take place in accordance with the 1940 Act.

     Borrowing shall only be effected on a short-term basis ancillary to the proper management of the Funds pending settlement of other transactions or to protect against currency fluctuations and in any event will be in accordance with relevant regulations and the guidelines set out in the Prospectus.

8.   Valuation, Reports and Records

     The Sub-Advisor shall send to the Advisor, at least once every 6 months, a statement of the contents and valuation of the Funds, the transactions entered into during such period and other information required by the IMRO Rules to be contained in such statement. Such statement may contain a measure of performance of the Funds by reference to the appropriate indices.

     The Sub-Advisor shall forward contract notes to the administrator of the Funds, State Street Bank and Trust Company, as soon as possible after the transaction at the address set out in the Prospectus or to such other address as the Advisor may provide to the Sub-Advisor for that purpose.

9.   Complaints

     The Sub-Advisor has in operation, and ensures compliance with, a written procedure for the effective consideration and proper handling of any complaints the Advisor may have. The Advisor also has the right to make a complaint direct to the Investment Ombudsman, at 6 Fredericks Place, London EC2R 8BT.

     Such procedure ensures that (unless a complaint can be settled instantly and directly by the representative or employee of the Sub-Advisor responsible for the matters involved in the complaint and does not involve sums which are material in relation to the financial circumstances of the complainant) the complaint is considered by an officer or employee of appropriate seniority who was not himself concerned in the matter or (where this is not possible) by a person of appropriate standing who is not an officer or employee of the Sub-Advisor.

10.  Compensation

     In the event that the Sub-Advisor is unable to meet any liabilities to the Advisor, the Advisor can apply to the Sub-Advisor or to IMRO for a statement describing the rights to compensation.

11.  Hedging

     Where a liability in one currency is to be matched by an asset in a different currency or where all or part of the investments are denominated in a currency other than sterling, a movement of exchange rates may have a separate effect, unfavorable as well as favorable, on the gain or loss otherwise experienced on the investment.

12.  Investments Not Readily Realisable

     In relation to any Investments Not Readily Realisable in which the Funds may be invested, the Advisor is advised that these are not readily realisable, that there can not be any certainty that market makers will be prepared to deal in them and that proper information for determining their current value may not be available. The Sub-Advisor will notify the Advisor of any transaction in an Investment Not Readily Realisable in the six monthly statements, or as requested by the Advisor.

13.  Margined Transactions, Options, Futures and Contracts for Differences

     The Sub-Advisor shall be entitled without prior reference to, or the written consent of, the Advisor, to effect transactions in Margined Transactions, Options, Futures and Contracts for Differences. The Advisor is warned that the markets can be highly volatile and that such investments may carry a high risk of loss. The Sub-Advisor will only carry out such transactions in accordance with the Interim Contract, and the provisions of the Prospectus, the Statement of Additional Information, and applicable laws and regulations.

14.  Warrants

     Warrants often involve a high degree of gearing so that a relatively small movement in the price of the security to which the warrant relates may result in a disproportionately large movement, unfavourable as well as favourable, in the price of the warrant.

"Investment Not Readily            has the meaning assigned to it by the IMRO Rules
Realisable"                        and includes, inter alia, investments (which are
                                   not life policies or units in Regulated Collective
                                   Investment Schemes) which are not traded on or
                                   under the rules of a recognized investment exchange
                                   and investments which are so traded, but not with
                                   sufficient frequency or regularity for a reliable
                                   quoted price for such transactions to be available.

"Margined Transactions"            has the meaning assigned to it by the IMRO Rules
                                   and includes, inter alia, a transaction relating to
                                   a Future, an Option or a Contract for Differences
                                   under the terms of which the Advisor may be liable
                                   to make deposits in cash or collateral to secure
                                   performance of obligations which he may have to
                                   perform when the transaction fails to be completed
                                   or upon the earlier closing out of his position.